EXHIBIT 4.14
                                                                   ------------


                         MAGELLAN HEALTH SERVICES, INC.

                         RESTRICTED STOCK UNIT AGREEMENT
                                 MICHAEL MAJERIK

                                  JULY 17, 2006



SECTION 1. GRANT OF RESTRICTED STOCK UNITS.

(a) RESTRICTED STOCK UNITS. On the terms and conditions set forth in this Agreement and each Notice of Restricted Stock Unit Award referencing this Agreement, Magellan Health Services, Inc. (the "Company," as further defined below) grants to the Grantee referred to on the signature page hereof the right to receive on the Settlement Date (as hereinafter defined) the number of shares of Ordinary Common Stock, $0.01 par value per share, of the Company ("Shares," as further defined below) equal to the number of "Stock Units" awarded to the Grantee as set forth in the Notice of Restricted Stock Unit Award, subject to adjustment thereto on account of any change that may be made in the Shares as provided by Section 4 below (the "Unit Shares"). Each such Notice of Restricted Stock Unit Award, together with this referenced Agreement, shall be a separate "Restricted Stock Unit" governed by the terms of this Agreement and any such separate Restricted Stock Unit may be referred to herein as the "Restricted Stock Unit," and, as pertinent, any of multiple Notices of Restricted Stock Unit Award referencing this Agreement may be referred to herein as the "Restricted Stock Unit Award Notice."

(b) 2006 MANAGEMENT INCENTIVE PLAN AND DEFINED TERMS. Each Restricted Stock Unit referred to in a Restricted Stock Unit Award Notice is granted on the same terms and conditions as provided for the grant of Restricted Stock Units pursuant to the Company's 2006 Management Incentive Plan, as amended and supplemented from time to time (the "PLAN"), a copy of which is incorporated herein by this reference, and shall be subject to such terms and conditions; it being understood, however, that the Restricted Stock Unit granted pursuant to the Restricted Stock Unit Award Notice dated as of July 17, 2006 referred to above has been separately authorized by the Company and is not among the Restricted Stock Units authorized by and granted under the Plan and that the shares of stock that may be issued pursuant to such Restricted Stock Unit Award Notice are not among the shares of Ordinary Common Stock of the Company, and shall not be counted against, the maximum number of such shares, that may be issued pursuant to the Plan. Certain capitalized terms used herein are defined in Section 6 below but terms used herein, if not defined herein, shall have the same meaning for purposes hereof as provided by the Plan.

(c) SCOPE OF THIS AGREEMENT. This Agreement shall apply both to the Restricted Stock Unit and to any Unit Shares acquired upon the settlement of the Restricted Stock Units.

SECTION 2. VESTING AND SETTLEMENT OF RESTRICTED STOCK UNITS.

(a) VESTING. The Restricted Stock Unit shall vest in whole in part on the date or dates provided by the Notice of Restricted Stock Unit Award, provided that Grantee remains in the Service of the Company, a Subsidiary or a Parent company at such date; it being understood that the Notice of Restricted Stock Unit Award

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may provide that the Restricted Stock Unit shall vest upon termination of
Optionee's Service in such circumstances as are provided in the Notice of Restricted Stock Unit Award.

(b) SETTLEMENT IN SHARES. Subject to following provisions of this Section 2, the Company shall settle the Restricted Stock Unit, to the extent it has vested, on the date on which the Restricted Stock Unit has vested (or, if such date is not a Business Day, the next Business Day) by the delivery to Grantee of the number of Unit Shares equal to the number of Restricted Stock Units so vested. The date on which a Restricted Stock Unit is to be settled in herein referred to as the "Settlement Date." Subject to subsection 2(b) below, in settlement of the Restricted Stock Unit, the Company shall cause to be issued on the Settlement Date or as soon as practicable thereafter an appropriate certificate or certificates for the Unit Shares, registered in the name of the Grantee (or, at the direction of the Grantee, in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship or as tenants in the entirety); provided, however, that such Unit Shares shall be subject to such restrictions on transfer or other restrictions as are provided by the Restricted Stock Unit Award Notice and the certificates so issued may bear a legend reflecting such restrictions and any restrictions applicable in accordance with subsections 2(g) and 3(c) below.

(c) ALTERNATIVE SETTLEMENT IN CASH. In lieu of settlement of the Restricted Stock Unit in Unit Shares, the Committee may in its sole discretion elect to settle all or a portion of the Restricted Stock Unit by a cash payment equal to the Fair Market Value as of the Settlement Date of the Unit Shares that would otherwise have been issued under this Agreement. Such payment may be made by good check of the Company issued in accordance with its normal payroll practices or such other means as are acceptable to the Company.

(d) WITHHOLDING REQUIREMENTS. The Company may withhold any tax (or other governmental obligation) the Company is required to withhold as a result of the grant of the Restricted Stock Unit and/or the issuance of Unit Shares (or cash in lieu of Unit Shares) in settlement of a Restricted Stock Unit and, as a condition to the grant of the Restricted Stock Unit or issuance of the Unit Shares in settlement thereof, the Grantee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements.

(e) INJURIOUS CONDUCT. Except as otherwise explicitly provided by the Restricted Stock Unit Award Notice or other Award document or by an agreement executed by the Company with the approval of the Committee, in the event the Grantee has engaged in Injurious Conduct as defined in the Plan and as determined to have occurred in accordance with such definition during Grantee's Service or during the year following termination of Grantee's Service, then (i) no Unit Shares shall be issued to Grantee in connection with the settlement of a Restricted Stock Unit Award under the Plan after such determination (even if such Award is fully vested) nor shall any other benefit of any Award thereafter accrue to the Grantee under this Agreement or the Plan (including by reason of the lapse of any restriction on transfer or other restriction then applicable to Unit Shares that have been issued), and the Company shall not complete the settlement of any other Award, and (ii) any such unsettled Restricted Stock Unit Award shall be forfeited and shall terminate and any Unit Shares subject to any such restrictions shall be forfeited (provided, however, that the foregoing shall not excuse the Company from settling, completing delivery of or removing any legend restricting the transfer of (A) any Restricted Stock Award or (B) Restricted


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Stock Unit Awards and any related Dividend Equivalent Rights (as defined in the
Plan) the settlement of which have been deferred at the election of the Grantee, if such Restricted Stock Award or Restricted Stock Unit Awards were fully vested before the date such Injurious Conduct occurred (as so determined)). In addition, except as otherwise specifically provided by a Restricted Stock Unit Award Notice or other Award document or by an agreement executed by the Company with the approval of the Committee, in the event the Grantee has engaged in Injurious Conduct during Grantee's Service or during the year following termination of Grantee's Service, any benefits realized by Grantee as a result of any Award under the Plan at any time after such Injurious Conduct occurred (as so determined), whether upon vesting or exercise of an Option, lapse of restrictions on Option Shares, vesting of Restricted Stock Awards or Stock Units or related Dividend Equivalent Rights, or the lapse of any restrictions on Shares issued as a result thereof, or as a result of any other settlement of an Award, shall be forfeited by Grantee and Grantee shall pay over to the Company in cash the amount of any benefits so received by Grantee or deliver to the Company any Shares so received by Grantee and still owned by Grantee (provided, however, that the foregoing shall not require the forfeiture of or excuse the Company from settling, completing delivery of or removing any legend restricting the transfer of (i) any Restricted Stock Award or (ii) Stock Units and any related Dividend Equivalent Rights the settlement of which have been deferred at the election of the Grantee, if such Restricted Stock Award or Stock Units were fully vested before the date such Injurious Conduct occurred (as so determined)). A forfeiture of benefits as provided hereby upon the Committee determining that Grantee has engaged in Injurious Conduct during Grantee's Service or during the year following termination of Grantee's Service shall not relieve Grantee of any other liability he or she may have to the Company, any Subsidiary or any Parent as a result of engaging in the Injurious Conduct.

(f) TRANSFER RESTRICTIONS ON UNIT SHARES. Subject to subsection 2(d) above and subsections 2(f) and 3(c) below, unless otherwise provided by the Restricted Stock Unit Award Notice or another agreement between Grantee and the Company, upon the acquisition of Unit Shares pursuant to the settlement of a Restricted Stock Unit Award, Grantee shall be free to dispose of the Unit Shares so acquired in any manner and at any time.

(g) SECURITIES LAW RESTRICTIONS ON ISSUANCE OF UNIT SHARES. Unless a registration statement under the Securities Act permitting the sale and delivery of Unit Shares upon settlement of the Restricted Stock Unit Award is in effect on the Settlement Date, the Company shall not be required to issue Unit Shares upon such settlement, except as otherwise provided in this subsection. The Company shall use its commercially reasonable efforts to register under the Securities Act sufficient Unit Shares to permit delivery to Grantee of all Unit Shares that may be acquired by Grantee upon the settlement of the Restricted Stock Unit Award; provided, however, that the Company shall only be so required to register the Unit Shares on Form S-8 under the Securities Act (or any successor form). Notwithstanding the foregoing, the Company shall, if Grantee has given the Company at least 90 days' notice requesting the Company to register in accordance with the foregoing provisions of this subsection the Unit Shares that may then be acquired by Grantee upon settlement of the Restricted Stock Unit Award and the Company has failed to do so, issue Unit Shares to Grantee upon settlement of the Restricted Stock Unit Award without registration thereof under the Securities Act if (i) Grantee represents, effective on the date of such issuance, in writing in a form acceptable to the Company (A) that such Unit Shares are being acquired for investment and not with a present view to distribution, (B) Grantee understands that the Unit Shares have not been


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
registered under the Securities Act and cannot be sold or otherwise Transferred unless a registration statement under the Securities Act is in effect with respect thereto or the Company has received an opinion of counsel, satisfactory to it, to the effect that such registration is not required, (C) that Grantee has, alone or together with any qualified advisor, such knowledge and experience in financial and business matters as is necessary to evaluate the risks of an investment in the Unit Shares, is acquiring the Unit Shares based on an independent evaluation of the long-term prospects of an investment in the Unit Shares and has been furnished with such financial and other information regarding the Company as the Grantee has requested for purposes of making such evaluation, and (D) Grantee is able to bear the economic risk of an investment in the Unit Shares subject to such restrictions on Transfer and (ii) if the Company determines that under the circumstances issuing the Unit Shares pursuant to such settlement of the Restricted Stock Unit Award is lawful; provided, however, that the Company may require, as a condition of such issuance of Unit Shares, that Grantee execute and deliver to it such other certificates, agreements and other instruments as in the judgment of the Company, upon advice of counsel, are necessary or appropriate to assure that the Unit Shares are issued to Grantee in accordance with the Securities Act and any other applicable securities law and may require that any certificates representing Unit Shares so issued bear any restrictive legend appropriate for such purpose. In addition, even if a registration statement under the Securities Act permitting the delivery of Unit Shares upon settlement of the Restricted Stock Unit Award is in effect at the Settlement Date, the Company may suspend the issuance of Unit Shares pursuant to the settlement of all Restricted Stock Unit Awards issued under the Plan for such period of time as in the judgment of the Company, upon advice of counsel, is necessary in order for the Company to come into compliance with all the reporting requirements applicable to the Company pursuant to
Section 13(a) of the Exchange Act or to otherwise avoid in connection with the issuance of the Unit Shares under such registration statement a violation of Sections 10, 11 or 12 of the Securities Act. If the Company suspends the issuance of Unit Shares pursuant to the settlement of Restricted Stock Unit Awards issued under the Plan, the Company shall give prompt written notice thereof to the Grantee (but the failure of the Company to give such notice shall not prevent the Company from suspending the issuance of Unit Shares as permitted hereby) and, at such time as such period of suspension ends, shall give prompt written notice thereof to Grantee. Notwithstanding that the Company in accordance with this subsection may not be able to issue Unit Shares in settlement of a Restricted Stock Unit, the Company shall not be required to settle a Restricted Stock Unit in cash, but may do so if it elects in its discretion to do so, as provided by subsection 2(c) above.

SECTION 3. TRANSFER OF RESTRICTED STOCK UNIT AWARD OR UNIT SHARES

(a) TRANSFERS GENERALLY PROHIBITED. Except as otherwise provided by the Restricted Stock Unit Award Notice or otherwise permitted by the Plan or in the case of a transfer permitted by subsection 3(b) below, the Restricted Stock Unit Award may be settled only during the Grantee's lifetime and only by the issuance of Unit Shares (or a cash payment in lieu thereof where permitted by the Restricted Stock Unit Award Notice) to Grantee. Except as otherwise provided in subsection 3(b) below, the Restricted Stock Unit Award and the rights and privileges conferred by the Restricted Stock Unit Award shall not be sold or otherwise Transferred.

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(b) CERTAIN TRANSFERS PERMITTED. Notwithstanding the foregoing provisions of this Section 3, the Restricted Stock Unit Award may be Transferred (i) in the event of the Grantee's death, by will or the laws of descent and distribution or by a written beneficiary designation accepted by the Company, (ii) by operation of law in connection with a merger, consolidation, recapitalization, reclassification or exchange of Shares, reorganization or similar transaction involving the Company and affecting the Shares generally or (iii) with the approval of the Committee, to a member of Grantee's family, or a trust primarily for the benefit of Grantee and/or one or more members of Grantee's family, or to a corporation, partnership or other entity primarily for the benefit of Grantee and/or one or more such family members and/or trusts or (iv) with the approval of the Committee, in another estate or personal financial planning transaction; provided, however, that in any such case the Restricted Stock Unit Award so Transferred and, upon issuance of Unit Shares in settlement thereof, the Unit Shares issued to the Transferee shall remain subject in the hands of the Transferee to the restrictions on Transfer provided hereby and all other terms hereof, including the terms of subsection 2(c) above.

(c) FIDUCIARY AND SECURITIES LAW RESTRICTIONS. As a employee, officer and/or director of the Company, Grantee may be subject to restrictions on his or her ability to sell or otherwise Transfer Unit Shares by reason of being a fiduciary for the Company or by reason of federal or state securities laws and/or the policies regarding transactions in securities of the Company from time to time adopted by the Company and applicable to Grantee in connection therewith. Nothing contained herein shall relieve Grantee of any restriction on sale or other Transfer of Unit Shares provided thereby and any other restrictions of sale or other Transfer of Unit Shares provided herein (including in an Restricted Stock Unit Award Notice or in the Plan) shall be in addition to and not in lieu of any other restrictions provided thereby.

SECTION 4. ADJUSTMENT OF SHARES.

(a) ADJUSTMENT GENERALLY. If while the Restricted Stock Unit remains in effect there shall be any change in the outstanding Shares of the class which are to be issued upon settlement of the Restricted Stock Unit, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, combination of shares, exchange of shares for other securities or other like change in the outstanding Shares, or any spin-off, split-off, dividend in kind or other extraordinary dividend or other distribution in respect of such outstanding Shares or other extraordinary change in the capital structure of the Company, an adjustment shall be made to the terms of the Restricted Stock Unit so that the Restricted Stock Unit shall thereafter be ultimately settled, otherwise on the same terms and conditions as provided by the Restricted Stock Unit Award Notice, this Agreement and the Plan, for such securities, cash and/or other property as would have been received in respect of the Shares that would have been issued upon settlement of the Restricted Stock Unit had the Restricted Stock Unit been settled in full immediately prior to such change or distribution (whether or not the Restricted Stock Unit was then fully vested) or, if and to the extent the Committee determines that so adjusting the consideration to be received upon settlement of the Restricted Stock Unit, in whole or in part, is not practicable, the Committee shall equitably modify the consideration to be received in respect of the settlement of the Restricted Stock Unit or other pertinent terms and conditions of the Restricted Stock Unit as provided by subsection 4(b) below. Such an adjustment shall be made successively each time any such change in the outstanding Shares of the class which may be received upon settlement of the Restricted Stock Unit or extraordinary distribution in respect of such


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outstanding Shares or extraordinary change in the capital structure of the
Company shall occur.

(b) MODIFICATION OF RESTRICTED STOCK UNIT. In the event any change in the outstanding Shares of the class which may be received upon settlement of the Restricted Stock Unit or extraordinary distribution in respect of such outstanding Shares or extraordinary change in the capital structure of the Company described in subsection 4(a) above occurs, or in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Grantee in respect of a Restricted Stock Unit or otherwise as a participant in the Plan or which otherwise warrants equitable adjustment to the terms and conditions of the Restricted Stock Unit because such event or circumstances interferes with the intended operation of the Plan (including the intended tax consequences of Awards) occurs, then the Committee may, and shall where required by subsection 4(a) above, adjust the number and kind of Unit Shares and/or other securities and/or cash or other property that may be issued or delivered upon the settlement of the Restricted Stock Unit and/or adjust the other terms and conditions of the Restricted Stock Unit as the Committee in its discretion determines to be equitable in order to prevent dilution or enlargement of the Grantee's rights in respect of the Restricted Stock Unit as such existed before such event. Appropriate adjustments may likewise be made by the Committee in other terms and conditions of the Restricted Stock Unit to reflect equitably such changes in circumstances, including modifications of performance targets and changes in the length of performance periods relating to the vesting of the Restricted Stock Unit or any restrictions on Unit Shares.

(c) MODIFICATIONS TO COMPLY WITH SECTION 409A. To the extent applicable, this Agreement (including any related Notice of Restricted Stock Award) shall be interpreted in accordance with Section 409A of Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or guidance that may be issued after the date on which a Restricted Stock Unit was awarded. Without limiting the authority of the Committee under subsection 4(b) above to make modifications to the Restricted Stock Unit by reason of changes in law or circumstances that would result in any substantial dilution or enlargement of the rights granted to, or available for, Grantee in respect of a Restricted Stock Unit or otherwise as a participant in the Plan or which otherwise warrants equitable adjustment to the terms and conditions of the Restricted Stock Unit because such event interferes with the operation of the Plan, and notwithstanding any provision of this Agreement to the contrary, in the event that the Committee or an authorized officer of the Company determines that any amounts will be immediately taxable to the Participant under Section 409A of the Code and related Department of Treasury guidance (or subject the Grantee to a penalty tax) in connection with the grant or vesting of the Restricted Stock Unit or any other provision of the Restricted Stock Unit Award Notice or this Agreement or the Plan, the Company may (a) adopt such amendments to the Restricted Stock Unit, including amendments to this Agreement (having prospective or retroactive effect), that the Committee or authorized officer determines to be necessary or appropriate to preserve the intended tax treatment of the Restricted Stock Unit and/or (b) take such other actions as the Committee or authorized officer determines to be necessary or appropriate to comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the date on which such Restricted Stock Unit was awarded.


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
SECTION 5. MISCELLANEOUS PROVISIONS.

(a) RIGHTS AS A SHAREHOLDER. Neither the Grantee nor the Grantee's personal representative or permitted Transferee shall have any rights as a shareholder with respect to any Unit Shares until the Grantee or his or her personal representative or permitted Transferee becomes entitled to receive such Unit Shares pursuant to this Agreement, the Plan and the applicable Restricted Stock Unit Award Notice, and any such right shall also be subject to subsections 2(g) and 3(c) above.

(b) TENURE. Nothing in the Restricted Stock Unit Award Notice, this Agreement or in the Plan shall confer upon the Grantee any right to continue in the Company's Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Grantee) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c) NOTIFICATION. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery to the President, Treasurer, General Counsel, Secretary or any Assistant Secretary of the Company or five Business Days upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid addressed to the Company. A notice shall be addressed to the Company at its principal executive office, marked to the attention of the Corporate Secretary, and to the Grantee at the address that he or she most recently provided to the Company.

(d) ENTIRE AGREEMENT. This Agreement, any related Restricted Stock Unit Award Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e) WAIVER. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f) SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee's personal representatives, heirs, legatees and other permitted Transferees, assigns and the legal representatives, heirs and legatees of the Grantee's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g) CHOICE OF LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 6. DEFINITIONS.

(a) "CODE" shall mean the Internal Revenue Code of 1986, as amended and as the same may be amended from time to time, and the regulations promulgated thereunder.

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(b) "COMPANY" shall mean Magellan Health Services, Inc., a Delaware corporation, and any successor thereto.

(c) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended and as the same may be amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

(d) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended and as the same may be amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

(e) "SHARE" shall mean a share of Ordinary Common Stock, $0.01 par value per share, of the Company, as the same may generally be exchanged for or changed into any other share of capital stock or other security of the Company or any other company in connection with a transaction referred to in Section 4 above (and in the event of any such successive exchange or change, any security resulting from any such successive exchange or change).

(f) "TRANSFER" shall mean, with respect to any Restricted Stock Unit or any Unit Share, any sale, assignment, transfer, alienation, conveyance, gift, bequest by will or under intestacy laws, pledge, lien encumbrance or other disposition, with or without consideration, of all or part of such Restricted Stock Unit or any Unit Share, or of any beneficial interest therein, now or hereafter owned by the Grantee, including by execution, attachments, levy or similar process










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         In consideration of the foregoing and intending to be legally bound hereby, the Company and the Grantee named below have executed this Agreement as of the date first above written.



                                      MAGELLAN HEALTH SERVICES, INC.

                                      By:
                                          ------------------------------------
                                      Name:
                                      Title:



GRANTEE:

--------------------------------------
Name:

Address for Notice:

--------------------------

--------------------------

Social Security Number:
                        ----------------------


















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                         MAGELLAN HEALTH SERVICES, INC.
                         ------------------------------

                     NOTICE OF RESTRICTED STOCK UNIT AWARD

NAME OF GRANTEE:     Michael Majerik

DATE OF GRANT:       July 17, 2006

TYPE OF AWARD:       Restricted Stock Units, each Restricted Stock Unit
                     representing the right to receive on the terms and conditions of the Restricted Stock Unit Agreement between Grantee and the Company referenced below and the terms and conditions of this notice a share of Ordinary Common Stock, par value $0.01 per share ("Share"), of Magellan Health
                     Services, Inc. (the "Company"), subject to adjustment thereto as provided in such Restricted Stock Unit Agreement
                     (a "Unit Share"), or at the election of the Company a cash payment in lieu thereof.

TOTAL NUMBER OF      4,753 Restricted Stock Units.
RESTRICTED STOCK
UNITS AWARDED:

VESTING :            This Award shall vest in accordance with the vesting
                     schedule set forth below, provided that the Grantee's
                     Service with the Company, a Subsidiary or a Parent company has not terminated prior to the vesting date.

                     -----------------------------------------------------------
                          VESTING DATE                  VESTING PERCENTAGE
                     -----------------------------------------------------------
                     1st anniversary of the
                     Date of Grant                              33.4%
                     -----------------------------------------------------------
                     2nd anniversary of the
                     Date of Grant                              66.7%
                                                     (i.e., an additional 33.3%)
                     -----------------------------------------------------------
                     3rd anniversary of the
                     Date of Grant                              100%
                                                     (i.e., an additional 33.3%)
                     -----------------------------------------------------------

                     Notwithstanding the preceding paragraph, this Restricted Stock Unit shall earlier vest immediately with respect to 100% of the Unit Shares subject hereto in the event, after the date hereof, a Change in Control of the Company (as defined below) shall have occurred and within the period of eighteen months (or such other period as is provided by Grantee's employment agreement, if any, in effect at the time of the Change of Control) following occurrence of the Change in Control, Grantee's Service with the Company shall be terminated by the Company without Cause (as defined below) or by the Grantee with Good Reason (as defined below), provided that the Grantee's Service with the Company has not previously terminated after the date hereof for any other reason, and upon such accelerated vesting this Restricted Stock Unit shall continue to be exercisable for the same period after such termination of Grantee's Service as provided above. For purposes of this Restricted Stock Unit, the terms "Change in Control," "Cause" and "Good Reason" shall have the same meanings as provided in any employment agreement between the Company and Grantee in effect at the time of the Change in Control (including any terms of substantially comparable significance in any such employment agreement even if not of identical wording) or, if no such employment agreement is in effect at such time or no such meanings are provided in such employment agreement, shall have the meanings ascribed thereto below:

                     (1)    A "Change in Control" of the Company shall mean the


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

                            first to occur after the date hereof of any of the following events:

                            a.     any "person," as such term is used in
                                   Sections 3(a)(9) and 13(d) of the Securities
                                   Exchange Act of 1934, as amended (the
                                   "Exchange Act"), becomes a "beneficial
                                   owner," as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 30% or more of the Voting Stock (as defined below) of the Company;

                            b. the majority of the Board of Directors of the Company consists of individuals other than "Continuing Directors," which shall mean the members of the Board on the date hereof;

                            c. the Board of Directors of the Company adopts and, if required by law or the certificate of incorporation of the Corporation, the shareholders approve the dissolution of the Company or a plan of liquidation or comparable plan providing for the disposition of all or substantially all of the Company's assets;

                            d. all or substantially all of the assets of the Company are disposed of pursuant to a merger, consolidation, share exchange, reorganization or other transaction unless the shareholders of the Company immediately prior to such merger, consolidation, share exchange, reorganization or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they previously owned the Voting Stock or other ownership interests of the Company, a majority of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company; or

                            e. the Company merges or combines with another company and, immediately after the merger or combination, the shareholders of the Company immediately prior to the merger or combination own, directly or indirectly, 50% or less of the Voting Stock of the successor company, provided that in making such determination there shall being excluded from the number of shares of Voting Stock held by such shareholders, but not from the Voting Stock of the successor company, any shares owned by Affiliates of such other company who were not also Affiliates of the Company prior to such merger or combination.

                     (2)    "Cause" shall mean:

                            a. Grantee is convicted of (or pleads guilty or nolo contendere to) a felony or a crime involving moral turpitude;

                            b. Grantee's commission of an act of fraud or dishonesty involving his or her duties on behalf of the Company;

                            c. Grantee's willful failure or refusal to faithfully and diligently perform duties lawfully assigned to Grantee as an officer or employee of the Company or other willful breach of any material term of any employment agreement at the time in effect between the Company and Grantee; or

                            d. Grantee's willful failure or refusal to abide by the Company's policies, rules, procedures or directives, including any material violation of the Company's Code of Ethics.

                     (3)    "Good Reason" shall mean:

                            a. a reduction in Grantee's salary in effect at the time of a Change in Control, unless such reduction is comparable in degree to the reduction that takes place for all other employees of the Company of comparable rank (for which purpose any person who is an executive officer of the Company (as determined for purposes of the Exchange Act shall be considered of comparable rank) or a reduction in Grantee's bonus for the year in which or any year after the year in which the Change of Control occurs from Grantee's maximum bonus opportunity for the year in which the Change in Control occurs (if any) as established under any employment agreement Grantee has with the Company or any bonus plan of the Company applicable to Grantee (or, if no such maximum bonus opportunity has yet been established for Grantee under a bonus plan applicable to Grantee for the year in which the Change of Control has occurred, the maximum bonus opportunity so established for Grantee for the immediately preceding year (if any));

                            b. a material diminution in Grantee's position, duties or responsibilities as in effect at the time of a Change in Control or the assignment to Grantee of duties which are materially inconsistent with such position, duties and authority, unless in either case such change is made with the consent of the Grantee; or

                            c. the relocation by more than 50 miles of the offices of the Company which constitute at the time of the Change in Control Grantee's principal location for the performance of his or her services to the Company; provided that, in each such case, such event or condition continues uncured for a period of more than 15 days after Grantee gives notice thereof to the Company.

                     For purposes of the foregoing definitions, (A) "the Company" shall include any entity that succeeds to all or substantially all of the business of the Company, (B) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified, and (C) "Voting Stock" shall mean any capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation and reference to a percentage of Voting Stock shall refer to such percentage of the votes that all such Voting Stock is entitled to cast.

SETTLEMENT OF        Unit Shares in settlement of this Award (or, at
AWARD:               the Company's election, cash in lieu therof) shall be
                     delivered to Grantee on the Vesting Date (such date, the "Settlement Date") as further provided in Grantee's
                     Restricted Stock Unit Agreement with the Company.

DIVIDEND             NONE.
EQUIVALENT RIGHTS

TRANSFER             Unit Shares issued in settlement of this Award shall not be
RESTRICTIONS         subject to any additional transfer restrictions, other than those provided by Grantee's Restricted Stock Unit
                     Agreement.


OTHER TERMS

By signing your name below, you acknowledge and agree that this Award is governed by the terms and conditions of Restricted Stock Unit Agreement dated July 17, 2006 between the Company and the undersigned which is hereby made a part of this document. Capitalized terms used but not defined in this Notice of Restricted Stock Unit Award shall have the meanings assigned to them in the Agreement.

GRANTEE:                                     MAGELLAN HEALTH SERVICES, INC.



                                             By:
----------------------------                      ------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                  ------------------------------

















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